UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 14, 2009

CoBiz Financial Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-15955	84-0826324
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

821 17th Street, Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 293-2265

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On July 14, 2009, CoBiz Financial Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Underwriter”), pursuant to which the Company will issue and sell to the Underwriter 12,670,000 shares of the Company’s common stock, par value $.01 per share (“Common Stock”), at $4.2525 per share.  The public offering price of the shares is $4.50 per share.  The Company has also granted the Underwriter an option to purchase up to 1,900,500 additional shares (the “Option Securities”) at the public offering price less the underwriting discount.  The option will expire 30 days from July 14, 2009.

The net proceeds to the Company after deducting underwriting discounts and commissions and estimated offering expenses are expected to be approximately $53.5 million.  In the event that the Underwriter elects to purchase the full amount of the Option Securities, the net proceeds to the Company would be expected to be approximately $61.6 million after deducting underwriting discounts and commissions and estimated offering expenses.  The Company intends to use the net proceeds of the offering for general corporate purposes, including supporting the capital needs of its bank subsidiary, expanding its operations through new branch offices, possible acquisitions and funding working capital needs.

The shares will be issued pursuant to a prospectus supplement filed as part of a shelf registration statement previously filed with the Securities and Exchange Commission on Form S-3 (No. 333-139500).

The Purchase Agreement contains customary representations, warranties, conditions to closing, indemnification rights and obligations of the parties.  The closing is expected to occur and delivery of the shares is expected to be made on or about July 20, 2009.

In connection with the issuance and sale of the shares, the following exhibits are filed with this Current Report on Form 8-K and are incorporated by reference into the Registration Statement: (i) the Underwriting Agreement (Exhibit 1.1); (ii) the opinion of Sherman & Howard L.L.C. relating to the legality of the Common Stock to be sold by the Company in the offering (Exhibit 5.1); (iii) the consent of Sherman & Howard L.L.C. (Exhibit 23.1); and (iv) certain information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement (Exhibit 99.1).

Item 8.01  Other Events

On July 14, 2009, the Company issued a press release announcing the pricing of the common stock offering referenced in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated July 14, 2009, between CoBiz Financial Inc. and Keefe, Bruyette & Woods, Inc.
5.1	Opinion of Sherman & Howard L.L.C.
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement
99.2	Press Release dated July 14, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBIZ FINANCIAL INC.
(Registrant)

Date: July 20, 2009.

	By:	/s/ Lyne Andrich
	Name:	Lyne Andrich
	Title:	Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
1.1	Underwriting Agreement dated July 14, 2009, between CoBiz Financial Inc. and Keefe, Bruyette & Woods, Inc.
5.1	Opinion of Sherman & Howard L.L.C.
23.1	Consent of Sherman & Howard L.L.C. (included in Exhibit 5.1)
99.1	Information relating to Part II, Item 14. “Other Expenses of Issuance and Distribution” of the Registration Statement
99.2	Press Release dated July 14, 2009